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                                                                 EXHIBIT 23 (II)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 333-96787 and 333-20963 on Forms S-8 of our report on the consolidated financial statements of Fedders Corporation and subsidiaries dated September 30, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets), appearing in this Annual Report on Form 10-K of Fedders Corporation for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 30, 2006